Exhibit 99.1

Level Brands Reports 79% Year-over-Year Sales Growth and $0.03 EPS for Q3

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Total Net Sales up 105% for the nine-months ended June 30 compared to same period 2017

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Gross Profit as a Percentage of Net Sales was 65.4% in Q3 and 73.3% for the nine months ended June 30

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Net Income of $206,074 in Q3 and $477,542 for the nine-months ended June 30 vs. losses in year ago periods

CHARLOTTE, N.C.—August 14, 2018—(BUSINESS WIRE)--Level Brands, Inc. (NYSE American: LEVB), an innovative brand management and licensing company that provides bold, unconventional, and socially responsible branding for leading businesses, today announced financial and operating results for its third quarter and nine months ended June 30, 2018.

FINANCIAL HIGHLIGHTS:

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Total net sales increased 79% and 105% to $3.2 million and $7.0 million, respectively, for the three and nine-month periods ended June 30, 2018 from the comparable periods in fiscal 2017.

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Gross profit as a percentage of net sales was 65.4% for the three months ended June 30, 2018. For the nine-month period, gross profit as a percentage of net sales was 73.3%.

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Net income attributable to common shareholders improved 197.8% to $206,074 in the three months ended June 30, 2018 from the comparable period in fiscal 2017. For the nine-month period, net income improved 134.1% to $477,542, up from a loss of $1.4 million in the prior-year comparable period.

“We’re pleased to report another quarter of profitability,” stated Martin A. Sumichrast, Chairman and CEO of Level Brand. “While we continue to generate strong year-over-year revenue growth, it’s important to note the royalty components of many of the licensing deals signed this year have yet to be generated and therefore are not reflected in our reported numbers. As we execute on these agreements and continue to sign more clients, our pipeline of potential future royalties grows exponentially, and with no inventory and tight cost controls, we believe our high margin operation should see much of this reach our bottom line, which should lead to significant shareholder value creation.”

“We believe leveraging the kathy ireland® Worldwide “blueprint” for IP development allows us economies of scale, which underpins our ability to bring virtually unlimited products and services of quality through the appropriate distribution channels to meet the demands of our targeted customers. With current executed contracts encompassing products in fashion, accessories, beverages, personal care, health care, and spirits, which are already in development or available at brick and mortar stores and online retailers, we believe we have the right foundation for sustained success and growth,” continued Mr. Sumichrast.

NINE-MONTH 2018 AND RECENT OPERATIONAL HIGHLIGHTS:

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Signed a 10-year, multimillion-dollar cannabidiol (CBD) products license deal with Isodiol International Inc. (CSE: ISOL) (OTCQB:ISOLF) (FSE: LB6A.F)

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Isodiol launched first five new CBD kathy ireland® Health & Wellness branded products as part of Isodiol license agreement

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Brought together Isodiol and SG Blocks, another Level Brands’ client, to roll-out KURE Corp.’s specialty Vape Pod™ stores

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Signed five-year licensing agreement with Gravocore fitness system, launched in 2017 in an exclusive partnership with Amazon

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Partnered with BMG, a multinational record label and the world’s fourth-largest music-publishing company, to launch new record label with three project agreement

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Signed seven-year licensing agreement with Boston Therapeutics to market its diabetes supplement, Sugardown®; deal generates $850,000 in upfront fees plus royalties on gross sales

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Party to a three-year licensing agreement with Lamps Plus to showcase artwork of world-renowned neo-pop artist Romero Britto

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Damiva launched 100% natural women’s personal care products into health food stores with kathy ireland® Worldwide

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Signed a five-year licensing deal with Dynasty Group USA, one of the largest American-owned manufacturers of high-quality, cruelty-free cosmetic brushes

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Signed a licensing agreement with Society Hill Spirits for new Beauty & Pin Ups vodka line

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Opened corporate office and design studio in Los Angeles

“I’ve very proud of what Level Brands has accomplished in 2018,” continued Mr. Sumichrast. “Our performance reflects the strong foundation that Level has laid with the strength of our team. By leveraging the expertise and talent of the kathy ireland® Worldwide executive team, we believe Level Brands has a distinct competitive advantage in securing strategic licenses and joint venture partnerships for our clients, positively impacting our ability to continue to grow the portfolio of brands we manage and represent. We’re excited for what the future holds and believe we are ideally positioned to capitalize on multi-billion-dollar opportunities in millennial men’s lifestyle markets and the health and wellness arena for women and their families at every age.”

CONFERENCE CALL DETAILS
Tuesday, August 14, 2018, 9:00 a.m. Eastern Time
Domestic: 1-877-451-6152
International: 1-201-389-0879
Conference ID: Level Brands
Replay – Available through August 28, 2018
Domestic: 1-844-512-2921
International: 1-412-317-6671
Conference ID: 13682173

About Level Brands, Inc. (www.LevelBrands.com)

Level Brands is an innovative brand management and licensing company that provides bold, unconventional, and socially responsible branding for leading businesses. The focus of LEVB is licensing and corporate brand management for consumer products, including art, beauty, fashion, the beverage space, health and wellness, and entertainment. License brand marketing is at the core of the Level Brands businesses: kathy ireland® Health & Wellness; Ireland Men One (I’M1), a men’s lifestyle brand established to capitalize on potentially lucrative licensing and co-branding opportunities with brands focused on millennials; Encore Endeavor One (EE1), a provider of corporate brand-management services and producer of experiential entertainment events and products across multiple platforms.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to our material dependence on our relationship with kathy ireland® Worldwide, our limited operating history, our ability to expand our business and significantly increase our revenues and our ability to report profitable operations in future periods, among others. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Level Brands, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as filed with the Securities and Exchange Commission (the "SEC") on December 26, 2017 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Level Brands, Inc. and are difficult to predict.  Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Investors:

RedChip Companies
Craig Brelsford, 407-644-4256
craig@redchip.com

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